Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI TAIWAN BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

January 29, 2020

Annovis Bio, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Re:                             Exhibit 5.1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Annovis Bios, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”) relating to the proposed public offering of up to 657,144 common stock shares of beneficial interest in the Company, $0.0001 par value per share (the “Common Shares”), including 85,715 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares (collectively, the “Shares”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-232529, as amended (the “Registration Statement”), of the Company, filed with the Commission pursuant to the Securities Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Share certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

The Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP